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EXHIBIT 21.1

                              List of Subsidiaries

Anthracite CDO Depositor, LLC
Anthracite CDO I Ltd.
Anthracite CDO I Corp.
Anthracite CDO II Depositor, LLC
Anthracite CDO II Ltd.
Anthracite CDO II Corp.
Anthracite CDO III Depositor, LLC
Anthracite CDO III Ltd.
Anthracite CDO III Corp.
Anthracite CRE CDO 2006-HY3 Ltd.
Anthracite Euro CRE CDO 2006-1 P.L.C.
Anthracite Funding, LLC
Anthracite 2004-HY1 Depositor, LLC
Anthracite 2004-HY1 Ltd.
Anthracite 2004-HY1 Corp.
Anthracite 2005-HY2 Depositor, LLC
Anthracite 2005-HY2 Ltd.
Anthracite 2005-HY2 Corp.
AHR Capital BofA Limited
AHR Capital DB Limited
AHR Capital Limited
AHR Capital MS Limited
Anthracite Capital Trust I
Anthracite Capital Trust II
Anthracite Capital Trust III
LB-UBS Commercial Mortgage Trust 2004-C2